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                                                                   Exhibit 10.24

                           [Form of Lockup Agreement]

April 11, 2002

Universe2U Inc.
30 West Beaver Creek Road, Suite 109
Richmond Hill, Ontario
L4B 3K1 Canada

Attention: Kim Allen, CEO

Re:  Lock-Up Agreement (the "Agreement")
     -----------------------------------

Ladies and Gentlemen:

1.        General. The undersigned (the "Stockholder") is an owner of record, or
          -------
     beneficially the owner, of such number of shares of Common Stock, par value $0.00001 per share ("Common Stock"), of Universe2U Inc., a Nevada corporation (the "Company"), and/or securities convertible into or exchangeable or exercisable for Common Stock ("Derivative Securities"), as set forth on the signature page hereto. The Stockholder understands that the Company proposes to raise additional capital through private financing (the "Refinancing Plan"). The Stockholder recognizes that the Refinancing Plan will be of benefit to the Stockholder and will benefit the Company by, among other things, providing an enhanced basis upon which the Company may possibly raise additional capital for its operations. The Stockholder acknowledges that the Company and other stockholders of the Company are expressly relying on the covenants, representations, and agreements of the Stockholder contained in this letter for purposes of carrying out the Refinancing Plan. The Company agrees that any decision whether to enter into any and all financing arrangements during the Effective Period (as defined below) will be at the Company's sole discretion upon the consent of its Board of Directors.

2.        Lockup. To induce prospective financing sources to provide capital to
          ------
     the Company, the Stockholder hereby agrees that it will not, during the period commencing on the date hereof and ending one year from the date hereof (the "Effective Period"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any Derivative Securities locked up under this agreement, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any Derivative Securities locked up under this agreement, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

3.        No Hedging. The foregoing restrictions are expressly agreed to
          ----------
     preclude the Stockholder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the Stockholder. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

4.        No Encumbrances. The Stockholder has title to all of shares owned of
          ---------------
     record, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge, and the Stockholder undertakes not to subject any of such shares, or any shares issuable upon the exercise of any Derivative Securities, to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge during the Effective Period except in accordance with the terms and conditions of this Agreement. The Stockholder further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the shares of Common Stock except in accordance with the terms and conditions of this Agreement.

5.        Lockup Minimum Threshold. To induce the Stockholder to enter into this
          ------------------------
     Agreement, the Company and the Stockholder agree that this Agreement shall not be binding nor take effect unless and until the Company has obtained executed consent in the form of this Agreement with the owners of record, or beneficial owners, of an aggregate minimum of twenty-nine million

                                       1

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    (29,000,000) shares of Common Stock and all of the Derivative Securities held by affiliates, officers and directors of the Company and all certificates, instruments and option forms representing the same (the "Minimum Threshold"). In the event the Minimum Threshold is not obtained within 10 days following the date approved by the Board of Directors for solicitation of shareholders, this Agreement shall be of no further force or effect except as set forth in Section 22.

6.        Options Price Reset. To induce the officers, directors and employees
          -------------------
     of the Company to enter into this Agreement, the Company and the Stockholder agree that the exercise price of any and all of Stockholder's "out-of-money" options shall be reset to a purchase price of $0.75 per share of Common Stock and the Expiration Date for all such options shall be extended to March 31, 2007. In addition, any contractual provisions applicable to such options which may require the Stockholder to exercise such options within 30 days of leaving the Company shall be removed from the Option Agreement for all Options submitted to this Agreement. In addition, the Optionee shall have the right to exercise any and all such options on a "cashless" basis. Optionee may convert any and all vested options to common stock during the Effective Period, provided, however, that such Securities shall be and shall remain subject to the terms and conditions of this Agreement.

7.        Exceptions. Notwithstanding the foregoing, the Stockholder may
          ----------
     transfer shares of Common Stock or Derivative Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein; (ii) following unanimous approval of the Board of Directors, to any person, trust or other legal entity, in a non-public transaction exempted from registration under the Securities Act, provided that such transferee and/or entity agrees in writing to be bound by the terms of this Agreement and provided further that any and all certificates and/or instruments representing the Common Stock or Derivative Securities which are the subject matter of such transfer remain under the sole control of the Escrow Agent, except with respect to delivery to the Company's transfer agent and return to the Escrow Agent for purposes of registration of the transfer of title thereof. In addition, notwithstanding the foregoing, if the Stockholder is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement. During the Effective Period, the Company agrees that it shall not issue any Common Stock or any Derivative Securities except in connection with the Refinancing Plan; (iii) a pledge by any stockholder that would directly benefit the company as approved by the Officers of the Company.

8.        No Warranties; Informed Consent. The Stockholder understands that
          -------------------------------
     whether or not the Refinancing Plan is successful depends on a number of factors, including, without limitation, prospects for near-term performance of the Company and stock market conditions. The Company makes no representation or warranty that the Refinancing Plan will be successful or that the Company will enter into any arrangements or agreements that will provide any financing to the Company. The legally binding obligations set forth herein shall not be contingent on the success or results of the Refinancing Plan. The Stockholder represents that: (a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of entering into this Agreement; (b) it believes it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to enter into this Agreement; (c) it has had the opportunity to discuss the Company's business, management, and financial affairs with the Company's management, (d) it has the ability to bear the economic risks of this Agreement; and (e) it is able, without materially impairing its financial condition, to subject its shares of Common Stock and/or Derivative Securities to the terms of this Agreement during the Effective Period and to suffer a complete loss on its investment if the Refinancing Plan is not successful.

9.        Escrow. The Company and the Stockholder agree that any and all shares
          ------
     of Common Stock and Derivative Securities, which are subject to this Agreement, shall be placed in physical escrow and shall be maintained in paper form until the end of the Effective Period subject to the terms of this Agreement. Such escrow shall be subject to the terms and conditions of the escrow agreement attached hereto as Exhibit A. In the event of any
                                             ---------
     conflict between the escrow agreement and this Agreement, this Agreement shall control.

10.       No Ancillary Restrictions. Except for the foregoing escrow, the
          -------------------------
     Company shall not request the Company's transfer agent to place any restrictive transfer legends on any of the shares of Common Stock or shares issuable upon exercise of Derivative Securities for any reason except as may be required under U.S. federal securities laws, and the Company shall not issue any instructions to the Company's transfer agent preventing the transferability of any such shares of Common Stock or Derivative Securities for any reason, and to the extent any such instructions have previously been given for any reason, such instructions shall

                                       2

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     irrevocably be removed pursuant to a supplemental instruction provided in writing upon commencement of the Effective Period.

11.       Beneficial Rights. Notwithstanding the terms of the Escrow, the owner
          -----------------
     of record of each issued and outstanding share of Common Stock subject to this Agreement shall continue to have one vote per share. Such owners of record shall not vote separately as a class. Except for the limitations on disposition set forth herein, owners of record of Common Stock subject to this Agreement shall be entitled to any and all rights incident to ownership of their respective securities, including, without limitation, notice of any shareholders' meetings, dividends, and stock splits in accordance with the Company's charter instruments. Nothing in this Agreement shall be construed to operate as a proxy to grant to any person the right to vote any of the shares of Common Stock which are subject to this Agreement or to grant to any person a power-of-attorney with respect to powers of disposition over any of the shares of Common Stock or any Derivative Securities subject to this Agreement.

12.       Due Authorization and Binding Intent. If the holder of shares of
          ------------------------------------
     Common Stock or Derivative Securities is a corporation, partnership trust, estate or other legal entity, the person executing this Agreement on behalf of such legal entity represents and warrants to the Company that such person has reached the age of 21 and has been duly authorized and is fully qualified to execute and deliver this Agreement, and this Agreement does not result in any violation of, or conflict with any term of the charter, bylaws, partnership agreement, trust instrument or other governing instrument of such legal entity or any other agreement to which it is bound or any law or regulation applicable to it. If the Common Stock and/or Derivative Securities are held in joint-tenancy, tenancy-in-common and/or subject to spousal consent or subject to any other similar statutory law, common law, rule, regulation, court order, contract or understanding of any nature with respect to any prerequisite authorization prior to execution of this Agreement, the Stockholder represents and warrants that any and all such consents have been obtained and duly documented under reasonable conditions of fully informed consent.

13.       Arbitration. Except for injunctive relief as provided below, the
          -----------
     parties hereto agree to submit to arbitration any and all matters in dispute or in controversy among them concerning the terms and provisions of this Agreement. All such disputes and controversies shall be determined and adjudged by the decision of a panel of three arbitrators (hereinafter sometimes called the "Arbitration Panel"). Each party shall select one arbitrator for the Arbitration Panel and the two such arbitrators shall mutually select a third arbitrator for the Arbitration Panel. Arbitration shall take place in Toronto, Ontario, Canada, or such other place as the parties hereto may agree in writing. The Arbitration Panel shall reach and render a decision in writing with respect to the amount, if any, of payment respecting the disputed matter. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court of the forum, provincial, state, federal or national, having jurisdiction. The fees and expenses of the Arbitration Panel and the respective fees and expenses of the parties hereto in connection with any such arbitration (including, without limitation, reasonable fees and expenses of legal counsel and consultants) shall be paid by the party against whom a decision by the Arbitration Panel is rendered, provided, however, that the Arbitration Panel shall be specially empowered, in addition to making any award, to award fees and expenses of the prevailing party to be paid by the non-prevailing party. If the two arbitrators are unable to agree on a third arbitrator within 10 business days of the commencement of arbitration, the third arbitrator shall be appointed by the American Arbitration Association who shall be an attorney with not less than ten years of corporate and securities legal experience. In the event any matter or issue in connection with this Agreement requires the interpretation of law, this Agreement shall be governed by and construed in accordance with the laws of Nevada without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction.

14.       Injunctive Remedies. The remedies provided in this Agreement shall be
          -------------------
     cumulative and in addition to all other remedies available under this Agreement, under arbitration, law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit either party's right to pursue actual damages for any failure by the other party to comply with the terms of this Agreement. Each of the parties acknowledge that a breach by it of its respective obligations hereunder will cause irreparable harm to the other party and that any remedy at law for any such breach may be inadequate. Each party therefore agrees that, notwithstanding anything to the contrary herein, in the event of any such breach or threatened breach, each party shall be entitled, in addition to all other available remedies, to an injunction issued by any court of competent jurisdiction restraining any breach of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

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15.       Definitions. Terms not otherwise defined herein shall have the meaning
          -----------
     set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

16.       Waivers and Amendments. This Agreement is irrevocable and any
          ----------------------
     provision hereof may not be changed, waived, discharged or terminated except upon a showing of extraordinary hardship and then only upon unanimous approval by the Board of Directors.

17.       Successor and Assigns; Entire Agreement. The provisions hereof shall
          ---------------------------------------
     inure to the benefit of, and be binding upon, the successors, heirs, assigns, executors and administrators of the parties hereto, including each transferee of any shares of Common Stock or any Derivative Securities. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, representations, and understandings.

18.       Notices. All notices required or permitted hereunder shall be in
          -------
     writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified upon signed receipt thereof, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by five (5) business days advance written notice to the other parties hereto.

19.       Severability. In case any provision of this Agreement shall be
          ------------
     invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20.       Indemnities. Each party agrees to indemnify and hold harmless the
          -----------
     other party (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by such other party as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such party herein. In the event that any dispute among the parties to this Agreement should result in an action for injunction or arbitration, the prevailing party in such dispute shall be entitled to recover all fees, costs and expenses of enforcing any right of such prevailing party under this Agreement, including without limitation, the reasonable fees and expenses of attorneys and all fees, costs and expenses of appeals.

21.       Titles and Subtitles. The titles of the sections and subsections of
          --------------------
     this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

22.       Publicity. The Company agrees that it will not disclose, and will not
          ---------
     include in any public announcement, the name of the Stockholder, unless and until such disclosure is required by law or applicable regulation, including, without limitation, the Company's public reporting obligations under the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder.

23.       Survival. This Agreement shall survive until the earlier of (i) the
          --------
     termination of the Effective Period; or (ii) termination pursuant to the terms of Sections 5, provided, however, that termination of this Agreement for any reason, Sections 10 through 22, inclusive, shall survive and continue in effect. Third parties may be entitled to rely upon this Agreement.

24.       Counterparts. This Agreement may be executed in any number of
          ------------
     counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [Signature Page Follows]

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IN WITNESS WHEREOF, the Stockholder and the Company have executed this Agreement as of the date first set forth above.

                        Securities Owned Of Record:
                                                     ___________________________

                       Derivative Securities Owned:
                                                     ___________________________

Stockholder and/or holder of Derivative Securities:

By:      _________________________      ___________________________________
         Name:                          Social Security Number(s) or other
                                        Taxpayer Identification Number if
                                        applicable
         Title:

By:      _________________________
         Name:

         Title:

Address:
                                        Telephone:
__________________________________      -----------------------------------
                                        Fax:
__________________________________      -----------------------------------
                                        e-mail:
__________________________________      -----------------------------------

__________________________________

__________________________________


Accepted and Agreed:

UNIVERSE2U INC.

By:
         _________________________
         Kim Allen,
         CEO

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                                    Exhibit A

                            Form of Escrow Agreement

                                ESCROW AGREEMENT

               THIS AGREEMENT made as of the* day of April, 2002.

BETWEEN:

                       The persons whose names are set out
                             in the First Column of
                           Schedule "A" annexed hereto

                            (the "Security Holders")

                                                              OF THE FIRST PART;

                                     - and -

                          Equity Transfer Services Inc.
                    a corporation formed and subsisting under
                       the laws of the Province of Ontario

                              (the "Escrow Agent")

                                                             OF THE SECOND PART;

       WHEREAS the Security Holders have agreed to enter into a Lock-Up Agreement dated April *, 2002, pursuant to which each of the Security Holders has agreed to deposit with the Escrow Agreement the number of Common Shares of Universe2U Inc. (the "Issuer") indicated in Schedule A attached hereto (the "Escrowed Shares");

         AND WHEREAS the Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions hereof;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the aforesaid agreements, and of the sum of one dollar ($1.00) now paid by the parties hereto each to the other (receipt of which sum the parties do hereby respectively acknowledge each to the other) the Security Holder and the Escrow Agent covenant and agree each with the other as follows:

1. Contemporaneous with the execution of this Agreement, the Security Holders hereby place and deposit in escrow with the Escrow Agent the Escrowed Shares and hereby undertake and agree forthwith to deliver those certificate(s) representing the Escrowed Shares (including any replacement securities or certificates if and when such are issued) to the Escrow Agent for deposit in escrow.

2. The parties hereby agree that the Escrowed Shares and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, pledged, charged, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, until such Escrowed Shares are released to the Security Holders in accordance with Section 3 of this Agreement. The foregoing shall not prevent any transfer or assignment of title to the Escrowed Shares that may be required by reason of the death, bankruptcy or dissolution, as the case may be, of any of the Security Holders, in which case, the Escrow Agent shall thereafter hold the said securities and certificates in escrow, subject to the provisions of this Agreement, for whatever person or company shall be legally entitled to be or become the registered owner thereof. In addition, should an officer, director, or employee of the Company terminate their relationship with the Company for any reason, if requested the securities held shall be released from this Agreement provided that the number of securities does not drop below the Minimum Threshold.

3. It is agreed that the Escrowed Shares will be released from escrow on the 365/th/ day following the date of this Agreement.

4. The Security Holders hereby direct the Escrow Agent to retain the Escrowed Shares and the certificates (including any replacement securities or certificates) representing the same and not to do or cause anything to be done to release the same from escrow or to allow any sale, assignment, hypothecation, pledge, charge, or alienation thereof except in accordance with the terms hereof. The Escrow Agent accepts the responsibilities placed on it hereby and agrees to perform the same according to the terms hereof.

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5.   Other than as set out in Section 2, nothing in this Agreement shall diminish the rights of the Security Holder as shareholders of the Issuer. If during the period in which any of the Escrowed Shares retained in escrow pursuant hereto any cash dividend is received by the Escrow Agent in respect of the Escrowed Shares, any such cash dividend shall be forthwith paid or transferred to the Security Holder entitled thereto. If during the period in which any of the Escrowed Shares are retained in escrow pursuant hereto, any share dividend or other distribution of securities is received by the Escrow Agent in respect of the Escrowed Shares, any certificates representing such share dividend or securities must be held by the Escrow Agent on and subject to the terms of this agreement. If during the period in which any of the Escrowed Shares are retained in escrow pursuant hereto, any share dividend or other distribution of securities is received by the Security Holders in respect of the escrowed securities, any certificates representing such share dividend or securities must be forthwith deposited with the Escrow Agent to be held by the Escrow Agent on and subject to the terms of this agreement.

6. All voting rights attached to the Escrowed Shares shall at all times be exercised by the Security Holders and the Escrow Agent shall take all necessary steps from time to time to permit the Security Holders to exercise such rights.

7. The Security Holders hereby agree to and do hereby release and indemnify and save harmless the Escrow Agent from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Escrow Agent's compliance in good faith with the terms hereof.

8. The reasonable costs and expenses of the Escrow Agent and any replacement of the Escrow Agent will be paid by the Security Holders. The Issuer shall bear no responsibility for the costs and expenses of the Escrow Agent or any replacement of the Escrow Agent.

9. If the Escrow Agent should wish to resign, it shall give at least six months' notice to the Security Holders, whereupon the Security Holders may by writing jointly agree and appoint another Escrow Agent in its place and such appointment shall be binding on the Security Holders, and the new Escrow Agent shall assume and be bound by the obligations of the Escrow Agent hereunder.

10. (1) Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:


         (a)  delivered personally to an officer or director of such party;


         (b) sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada, or


         (c)  sent by telecopy machine.


     (2) Notices shall be sent to the following addresses or telecopy numbers:


         (a) in the case of the Security Holders, to each of their respective addresses or telecopy numbers as indicated in Schedule A attached hereto;

(b) in the case of the Escrow Agent,


              Equity Transfer Services Inc.
              Suite 420
              120 Adelaide Street West
              Toronto, Ontario
              M5H 4C3

              Fax:     416-361-0470


         or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

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                  Any notice, designation, communication, request, demand, or other document given or sent or delivered as aforesaid shall:

                  (d) if delivered as aforesaid, be deemed to have been given, sent, delivered, and received on the date of delivery;

                  (e) if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service, and

                  (f) if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

11. This agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts if more than one shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

12. This agreement shall terminate on the date on which all of the Escrowed Shares have been distributed.

13. Wherever the singular or masculine are used throughout this agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

14. This agreement shall be construed and enforced according to, and the rights of the parties shall be governed by, the laws of the Province of Ontario. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

15. This agreement shall enure to the benefit of and be binding upon the parties hereto, their heirs, executors, administrators, successors, and assigns.

                 (balance of this page intentionally left blank)

                                       3

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         IN WITNESS WHEREOF, this agreement has been executed by the parties hereto as of the date first above written.

SIGNED, SEALED & DELIVERED                )        Equity Transfer Services Inc.
in the presence of:                       )
                                          )
                                          ) Per:
                                          )        _____________________________
                                          )        Name:
                                          )
                                          )        Title:
                                          )
                                          )
                                          ) Per:   _____________________________
                                          )        Name:
                                          )
                                          )        Title:
                                          )
                                          )
                                          ) Per:   _____________________________
                                          )        Name:
                                          )
                                          )        Title:

                                       4